                                                               EXHIBIT 10.17(b)

                                 MANPOWER INC.
                            5301 NORTH IRONWOOD ROAD
                          MILWAUKEE, WISCONSIN  53217







                   February 18, 1997




Mr. Terry A. Hueneke:

     We have agreed as follows with respect to the compensation to be paid and the other benefits to be provided to you in connection with your continuing employment by Manpower Inc. (the "Company"):

          1. For so long as you remain employed by the Company, you will be paid base compensation at a rate equal to Three Hundred Fifty Thousand Dollars ($350,000.00) per year or such greater amount as may from time to time be approved by the Board of Directors of the Company, payable in accordance with the Company's regular payroll practices. Your base compensation will not be reduced below the amount so approved by the Board of Directors from time to time.

          2. For so long as you remain employed by the Company, you will be entitled to an incentive bonus for each fiscal year of the Company in an amount determined in accordance with Schedule A attached hereto. Such incentive bonus for any fiscal year will be paid to you in cash within seventy-five (75) days after the last day of such fiscal year.

          3. For so long as you remain employed by the Company, the Company will provide you, when and as you become eligible therefor, with all benefits of employment generally made available to the Company's executive or key management personnel as of the date hereof or as hereafter made available, including benefits available under any group life insurance, savings or any similar plans or arrangements (collectively, the "Benefits Plans"), subject to and on a basis consistent with the terms, conditions and overall administration of such Benefit Plans, or with other plans or arrangements providing you with at least equivalent benefits. Except as otherwise expressly provided herein, you will be considered for participation in Benefit Plans which by the terms thereof are discretionary in nature (such as stock option plans) on the same basis as other executive personnel of similar rank. You also will be entitled to vacations and perquisites in accordance with the Company's policies as in effect from time to time for executive or key management personnel.

     4. Notwithstanding the foregoing, you will not be entitled to receive the incentive bonus provided under paragraph 2, above, for the year ending December 31, 1997, or any subsequent fiscal year unless the shareholders of Manpower Inc. approve the bonus arrangement set out in Schedule A at the 1997 annual meeting of shareholders by the vote required under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

     To confirm your agreement with the terms of this letter, kindly execute a copy in the place provided below and return it to us.

                                     Sincerely,

                                     MANPOWER INC.

                                     By: /s/ Mitchell S. Fromstein
                                     ----------------------------------------
                                     Mitchell S. Fromstein, President and
                                     Chief Executive Officer

I hereby confirm my agreement with
the terms of this letter.


/s/ Terry A. Hueneke
--------------------
Terry A. Hueneke

                                   SCHEDULE A

                            Incentive Bonus Formula

   Specified Operating Unit  Profits           Amount of Bonus


$20,000,000 or less                            None

More than $20,000,000                          1% of Specified Operating Unit
                                               Profits in excess of  $20,000,000


"Specified Operating Unit Profits" will mean the sum of the Operating Unit Profit for the fiscal year in each of the United States, Canada, Mexico, South America, the Caribbean, and Australia. "Operating Unit Profit" for any such region will mean the revenues less direct costs of operations for the region, further reduced by branch and head office selling, general and administrative expenses for the region, as shown in the management reports of the Company. In addition, "Specified Operating Unit Profits" may be further reduced by charges relating to operations in any such region for any year for amortization of goodwill, restructuring or interest to the extent determined by the Executive Performance Compensation Committee of the Board of Directors of the Company in its sole discretion.